United Insurance Holdings Corporation (Nasdaq: UIHC) Investor Presentation February 23, 2022

Company Overview

UPC Insurance is a specialty underwriter of catastrophe exposed property insurance in the U.S.

United Insurance Holding Corp. (NASDAQ: UIHC) was founded in 1999 and is the insurance holding company for 5 P&C carriers and operating affiliates operating under the brand ***UPC Insurance*** (UPC).

UPC has the #1 market share of commercial residential property insurance (commercial lines) in Florida with over 6,000 policies and $425 million of premium in-force.

UPC's homeowners & fire insurance products (personal lines) are focused on Florida, Louisiana, New York, and Texas with roughly 352,000 policies and $722 million of premium in-force. [1]

UIHC as of December 31, 2021	
Total Assets:	$2.7 billion
Total Equity:	$312 million
Premium in-Force:	$1.14 billion [1]
Employees:	468
Headquarters:	St. Petersburg, FL
Financial Strength Ratings:	A- (Kroll) A- (AM Best) [2] A (Demotech)

Specialty Commercial Property Underwriters

AmCoastal – A UPC Insurance Company

Journey Insurance

Specialty Homeowners Underwriters

UPC Insurance

Family Security Insurance – A UPC Insurance Company

Interboro Insurance – A UPC Insurance Company

1 *Excludes discontinued states where renewal rights have been sold*
2 *AM Best rating for Journey Insurance Company only*

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3 • Q4-2021 Results • Core loss of -$1.0m (-$0.02 per share) compared favorably to -$58.1m (-$1.35 per share) last year due to lower net retained losses from catastrophe events. • Stockholders’ equity attributable to UIHC at 12.31.2021 was $312.4m ($7.20 per share) with tangible book value per share of $5.10. • Risk based capital projected to be at or above 300% for all statutory carriers as of 12.31.2021. • Other Highlights • Entry into a renewal rights and quota share reinsurance agreement to transfer all risk of loss for the Southeast region. • Successful renewal of All Other Perils (AOP) catastrophe reinsurance program with retention unchanged at $15m. • Exposure reduction and renewal rate increases continued to trend favorably producing more premium relative to risk. Executive Summary

Q4-2021 Results 4 Core earnings improved dramatically from last year’s -$58m loss to nearly break-even. • We labeled 2021 a transition year because we significantly increased our reinsurance spend to de-risk and de-leverage our portfolio. • Ceded premiums hurt Q4 results, but our lower risk retention and operating leverage combined with improving underwriting metrics now have us better positioned for the long-term. Q4-21 Q4-20 Change Core income (loss) (1,027)$ (58,094)$ -98.2% per diluted share (CEPS) (0.02)$ (1.35)$ Included the following items Net current year catastrophe loss & LAE incurred 12,515$ 107,618$ Net (favorable) unfavorable reserve development (3,488)$ (621)$ Total items 9,027$ 106,997$ Core income (loss) excluding named windstorms (1,027)$ 3,298$ -131.1% CEPS excluding named windstorm (0.02)$ 0.08$ Gross underlying loss & LAE ratio 22.4% 21.5% 0.9 pts Gross expense ratio 21.3% 27.2% (5.9) pts Net loss & LAE ratio 58.9% 92.6% Net expense ratio 50.2% 49.5% Combined ratio 109.1% 142.1% (33.0) pts Net current year catastrophe loss & LAE incurred -8.6% -53.9% Net favorable (unfavorable) reserve development 2.4% 0.3% Underlying combined ratio 102.9% 88.5% 14.4 pts

5 Key Underwriting Metrics Gross loss & expense ratios were better than last year & long-term average. 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 2016 2017 2018 2019 2020 2021 Gross Loss Ratio - Underlying 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2016 2017 2018 2019 2020 2021 Gross Loss Ratio - CAT 93% of the y/y change driven by reinsurance programs designed to reduce operating leverage and earnings volatility. 2016 2017 2018 2019 2020 2021 6-Yr Avg Ratios on gross premiums earned Net Loss & LAE - Underlying 36.4% 25.3% 26.1% 30.2% 22.3% 21.9% 27.0% Net Loss & LAE - Named Windstorm CAT 4.5% 8.5% 4.6% 2.4% 14.8% 2.5% 6.2% Net Loss & LAE - AOP CAT 3.9% 3.3% 3.9% 4.8% 6.1% 5.6% 4.6% Net Loss & LAE 44.7% 37.1% 34.6% 37.5% 43.2% 30.0% 37.8% Expense 27.2% 28.9% 26.2% 26.1% 25.7% 20.4% 25.7% Ceding Ratio -31.5% -40.6% -41.6% -43.6% -45.6% -58.2% -43.5% Ratios on net premiums earned Net Loss & LAE - Underlying 53.1% 42.5% 44.8% 53.6% 41.0% 52.3% 47.9% Net Loss & LAE - Named Windstorm CAT 6.6% 14.3% 7.9% 4.3% 27.1% 5.9% 11.0% Net Loss & LAE - AOP CAT 5.7% 5.6% 6.6% 8.6% 11.3% 13.4% 8.5% Net Loss & LAE 65.3% 62.4% 59.3% 66.4% 79.4% 71.6% 67.4% Expense 39.6% 48.7% 45.0% 46.3% 47.1% 48.7% 45.9% Combined Ratio 104.9% 111.1% 104.2% 112.7% 126.5% 120.3% 113.3% CAT Losses -12.2% -19.9% -14.5% -12.8% -38.4% -19.3% -19.5% Prior year development -3.7% 0.4% -0.6% -4.4% 0.9% -4.7% -2.0% Underlying Combined Ratio 89.0% 91.7% 89.1% 95.5% 88.9% 96.3% 91.7% Year ending December 31,

Results by Line of Business 6 Our Specialty Commercial Continues to Perform Well. • Personal Lines (PL) represents our homeowners’ business and is performing outside of Florida, but Commercial Lines (CL) is what we seek to grow over time. • PL core earnings improved from the same periods (QTD & YTD) a year ago. Three-months ended 12.31.21 $ in millions PL CL Total Gross Premiums Earned 236.4$ 105.5$ 341.9$ Ceded Premiums Earned (136.6) (60.2) (196.8) Net Premiums Earned 99.8 45.3 145.1 Investment & Other Income 6.7 1.2 7.9 Unrealized G(L) on Equities 0.2 1.3 1.5 Total Revenue 106.7 47.8 154.5 Underlying Loss & LAE 59.8 16.6 76.5 Current year CAT Loss & LAE 11.5 1.0 12.5 Prior year development (1.3) (2.2) (3.5) Total Loss 70.0 15.5 85.5 Operating Expense 48.6 24.3 72.9 Total Expenses (excluding interest) 118.7 39.8 158.4 Core Income (Loss) before tax (11.4)$ 6.8$ (4.6)$ Core Income (Loss) (6.6)$ 5.6$ (1.0)$ Direct Loss Ratio - NonCAT 37.0% 14.8% 30.2% Direct Loss Ratio - CAT (Current AY) 7.8% 1.7% 5.9% Gross Expense Ratio 20.5% 23.1% 21.3% Net Loss Ratio 70.2% 34.3% 58.9% Net Expense Ratio 48.7% 53.7% 50.2% Combined Ratio 118.9% 88.0% 109.1% CAT Loss -11.5% -2.2% -8.6% PY Development F/(U) 1.3% 4.9% 2.4% Underlying Combined Ratio 108.6% 90.7% 102.9%

UPC Litigation vs. Industry 7 Our decrease in new lawsuits after 7/1/21 is consistent with other homeowner carriers in FL. Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Total 661 705 729 676 668 857 789 461 433 463 399 418 AOB 105 136 146 125 115 221 123 86 76 89 88 116 % AOB 16% 19% 20% 18% 17% 26% 16% 19% 18% 19% 22% 28% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Total 5,222 5,634 6,405 6,300 5,634 6,398 6,663 4,313 3,909 4,092 3,612 3,366 AOB 890 1,133 1,073 1,337 1,200 1,492 1,264 1,040 1,014 1,017 1,053 1,113 % AOB 17% 20% 17% 21% 21% 23% 19% 24% 26% 25% 29% 33% 661 705 729 676 668 857 789 461 433 463 399 418 105 136 146 125 115 221 123 86 76 89 88 116 - 200 400 600 800 1,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec United P&C Total AOB 5,222 5,634 6,405 6,300 5,634 6,398 6,663 4,313 3,909 4,092 3,612 3,366 890 1,133 1,073 1,337 1,200 1,492 1,264 1,040 1,014 1,017 1,053 1,113 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Industry Total AOB Source: CaseGlide Monthly Litigation Report

8 Personal Lines Renewal Rate Change is Significant PL generated over $101 million of additional premium in 2021 from rate actions. Metric 2021 Q1 2021 Q2 2021 Q3 2021 Q4 FY 2021 Renewing Policies 96,261 117,616 108,074 81,548 403,499 PIF Avail. For Renewal 113,188 146,045 141,036 105,499 505,768 Renewal Acceptance 85.0% 80.5% 76.6% 77.3% 79.8% Company Initiated Non-Renewals 5,499 16,204 20,982 12,099 54,784 Renewal Acceptance xNon-Renewals 89.4% 90.6% 90.0% 87.3% 89.5% Renewed TIV 46,237,580,569 58,139,263,405 52,974,505,316 40,125,486,367 197,476,835,657 Expiring TIV 45,141,713,970 56,762,386,238 51,714,741,393 38,764,093,047 192,382,934,649 Additional TIV 1,095,866,598 1,376,877,167 1,259,763,923 1,361,393,320 5,093,901,008 Percent Change 2.4% 2.4% 2.4% 3.5% 2.6% Renewed Premium 176,691,374 231,499,905 223,509,663 172,909,298 804,610,240 Expiring Premium 156,290,267 204,683,180 191,746,343 150,082,230 702,802,022 Additional Premium 20,401,107 26,816,725 31,763,320 22,827,067 101,808,219 Percent Change 13.1% 13.1% 16.6% 15.2% 14.5% Renewal Premium Rate/$1k TIV 3.82 3.98 4.22 4.31 4.07 Expiring Premium Rate/$1k TIV 3.46 3.61 3.71 3.87 3.65 Annual Rate Change 10.4% 10.4% 13.8% 11.3% 11.5%

Commercial Lines Rate Increases Accelerating 9 Florida commercial residential is a hardening market and ripe for underwriting profit. 0% 50% 100% 150% 200% 250% 300% Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 6 period moving average (ACIC CAT MP) CAT Percentage of Model Price (MP) Source: Company data, Company filings. 1. 32% loss ratio at 100% model price and 16% loss ratio at 200% model price. 100% Model Price = Design 196%

Premium Relative to Exposure Improving 10 We expect this gap to widen further from additional underwriting improvement initiatives.

Portfolio Optimization is Working 11 Higher rates + exposure reductions targeting risk (PML) drivers = better results over time.

Summary of Business In-force

Reductions in personal lines exposures has moved UIHC closer to its 50/50 target.

	Policies			Premium ($000)			TIV ($000,000)		
	12.31.20	12.31.21	Change	12.31.20	12.31.21	Change	12.31.20	12.31.21	Change
1 FL	247,287	198,838	-19.6%	$ 477,533	$ 437,211	-8.4%	$ 109,824	$ 89,605	-18.4%
2 SC	45,655	33,748	-26.1%	$ 60,773	$ 50,589	-16.8%	$ 20,648	$ 16,299	-21.1%
3 MA	29,973	24,992	-16.6%	$ 52,746	$ 47,328	-10.3%	$ 23,816	$ 20,520	-13.8%
4 RI	16,586	-	-100.0%	$ 28,095	$ -	-100.0%	$ 10,149	$ -	-100.0%
5 NC	36,178	19,306	-46.6%	$ 47,092	$ 32,464	-31.1%	$ 17,365	$ 10,036	-42.2%
6 NJ	37,098	30,867	-16.8%	$ 38,071	$ 32,294	-15.2%	$ 19,193	$ 16,523	-13.9%
7 TX	91,908	67,755	-26.3%	$ 153,026	$ 130,754	-14.6%	$ 37,840	$ 29,915	-20.9%
8 LA	50,114	41,956	-16.3%	$ 98,182	$ 89,934	-8.4%	$ 20,849	$ 18,330	-12.1%
9 GA	11,735	4,708	-59.9%	$ 13,259	$ 6,006	-54.7%	$ 5,563	$ 2,298	-58.7%
10 HI	2,068	-	-100.0%	$ 1,882	$ -	-100.0%	$ 1,077	$ -	-100.0%
11 CT	8,788	-	-100.0%	$ 11,090	$ -	-100.0%	$ 5,885	$ -	-100.0%
12 NY	47,598	43,529	-8.5%	$ 65,758	$ 63,787	-3.0%	$ 35,591	$ 32,013	-10.1%
Toal PL	**624,988**	**465,699**	**-25.5%**	**$ 1,047,507**	**$ 890,367**	**-15.0%**	**$ 307,800**	**$ 235,539**	**-23.5%**
13 Discontinued		***113,621***			***$ 168,681***			***$ 65,676***	
% of UIHC		*24%*			*13%*			*21%*	
14 PL Adjusted	**624,988**	**352,078**	**-43.7%**	**$ 1,047,507**	**$ 721,686**	**-31.1%**	**$ 307,800**	**$ 169,863**	**-44.8%**
15 Total CL	**6,004**	**6,025**	**0.3%**	**$ 350,812**	**$ 425,415**	**21.3%**	**$ 69,236**	**$ 74,130**	**7.1%**
16 Total UIHC	**630,992**	**471,724**	**-25.2%**	**$ 1,398,319**	**$ 1,315,782**	**-5.9%**	**$ 377,036**	**$ 309,669**	**-17.9%**
17 UIHC Adjusted	***630,992***	***358,103***	***-43.2%***	***$ 1,398,319***	***$ 1,147,101***	***-18.0%***	***$ 377,036***	***$ 243,993***	***-35.3%***

2020 Premium Mix


25.1%
74.9%
PL
CL

2021 Premium Mix [1]


37.1%
62.9%
PL
CL

[1] Calculated using PL adjusted results

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Financial Leverage Increased While Operating Decreased 13 Equity erosion of ~$83.3m (-21.1%) resulted in our debt/capital ratio increasing to 33.4%. Exposure reduction and lower retention of risk are expected to continue lowering operating leverage. Dec. 31, Dec. 31, ($ in thousands, except per share amounts) 2021 2020 Variance Selected Balance Sheet Data Cash & investments 964,844$ 1,296,549$ -25.6% Unpaid loss & LAE reserves, net of reinsurance 87,330$ 268,810$ -67.5% Financial debt 156,561$ 158,041$ -0.9% Stockholders' equity attributable to UIHC 312,406$ 395,753$ -21.1% Total capital 468,967$ 553,794$ -15.3% Leverage Ratios Debt-to-total capital 33.4% 28.5% 17.0% Net premiums earned-to-stockholders' equity 188.8% 193.5% -2.4% Per Share Data Common shares outstanding 43,370,442 43,075,877 0.7% Book value per common share 7.20$ 9.19$ -21.6% Tangible book value per common share 5.10$ 6.98$ -27.0%

Corporate Strategy 14 We seek to be a top-quartile specialty underwriter of CAT exposed property insurance. Innovative Reinsurance Programs & Long- Standing Partnerships Highly Specialized Coastal Underwriter Sophisticated Risk Selection and Exposure Management Proprietary, Scalable Technology to Price & Service Risks Favorable market dynamics including hard market pricing and an improving regulatory backdrop expected to serve as a tailwind to executing our strategy and improving underwriting profitability.

Cautionary Statements 15 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management's beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2020 and 2021 and our Form 10-Q for the periods ending March 31, 2021, June 30, 2021 and September 30, 2021, once available. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. See our earnings release, Form 10-K ,and Form 10-Q for further information regarding these non-GAAP financial measures. The information in this presentation is confidential. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited.